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                                 EXHIBIT 21.1

                 PRIME GROUP REALTY TRUST AND THE PREDECESSOR

                        SUBSIDIARIES OF THE REGISTRANT

                               DECEMBER 31, 2000

         The following represents the Prime Group Realty Trust's (the "Company") and Prime Group Realty, L.P.'s (the "Operating Partnership") operating subsidiaries (the Company and the Operating Partnership have a majority interest or control) and related properties as of December 31, 2000:

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
                        Entity                                                 Property
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
77 West Wacker Limited Partnership (1), (3), (8)         IBM Plaza, Brush Hill Office Center
Professional Plaza, Ltd. (1), (9)                        620 Market Street (Professional Plaza)
East Chicago Enterprise Center Limited Partnership
   (1), (2), (8)                                         4440 and 4635 Railroad Avenue
Enterprise Center I, L.P. (1), (4), (8)                  4407 Railroad Avenue
Enterprise Center II, L.P. (1), (8)                      4407 Railroad Avenue (Bldg 2)
Enterprise Center III, L.P. (1), (8)                     4407 Railroad Avenue (Bldg 3)
Enterprise Center IV, L.P. (1), (8)                      4407 Railroad Avenue (Bldg 4)
Hammond Enterprise Center Limited Partnership (1),
   (2), (8)                                              4507 and 4527 Columbia Avenue
Enterprise Center V, L.P. (1), (8)                       4531 Columbia Avenue
Enterprise Center VI, L.P. (1), (8)                      4527 and 4531 Columbia Avenue
Kemper/Prime Industrial Partners (1), (2), (4),
   (10)                                                  13535 South Torrence Avenue
Enterprise Center VII, L.P. (1), (8)                     13535 - B South Torrence Avenue
Enterprise Center VIII, L.P. (1), (8)                    13535 - A and D South Torrence Avenue
Enterprise Center IX, L.P. (1), (8)                      13535 - E, F and G South Torrence Avenue
Enterprise Center X, L.P. (1), (8)                       13535 - C and H South Torrence Avenue
Arlington Heights I, L.P. (1), (8)                       425 E. Algonquin Road
Arlington Heights II, L.P. (1), (8)                      425 E. Algonquin Road
Arlington Heights III, L.P. (1), (8)                     425 E. Algonquin Road
1990 Algonquin Road, L.L.C. (7)                          1990 Algonquin Road (Salt Creek Office Center)
2010 Algonquin Road, L.L.C. (7)                          2000-2060 Algonquin Road (Sun Annex)
1699 E. Woodfield Road, L.L.C. (3), (7)                  1699 E. Woodfield Road (Citibank Office Plaza)
Enterprise Drive, L.L.C. (7)                             2205-2255 Enterprise Drive (Enterprise Office
                                                            Center)
280 Shuman Blvd., L.L.C. (7)                             280 Shuman Blvd. (Atrium)
2675 N. Mayfair Road, L.L.C. (7)                         2675 N. Mayfair Road (Wauwatosa Building)
1051 N. Kirk Road, L.L.C. (3), (7)                       1051 N. Kirk Road
4211 Madison Street, L.L.C. (3), (7)                     4211 Madison Street
200 E. Fullerton, L.L.C. (3), (7)                        200 E. Fullerton
350 Randy Road, L.L.C. (3), (7)                          350 Randy Road
4300 Madison Street, L.L.C. (3), (7)                     4300, 4248, 4250 Madison Street
370 Carol Lane, L.L.C. (3), (7)                          370 Carol Lane
388 Carol Lane, L.L.C. (3), (7)                          388 Carol Lane

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
                        Entity                                                 Property
- --------------------------------------------------------------------------------------------------------------
342 Carol Lane, L.L.C. (3), (7)                          342-346 Carol Lane
343 Carol Lane, L.L.C. (3), (7)                          343 Carol Lane
371 N. Gary Avenue, L.L.C. (3), (7)                      Former owner of 371-385 N. Gary Avenue
1600 167th Street, L.L.C. (3), (7)                       1600-1700 167th Street (Narco River Business Center)
1301 E. Tower Road, L.L.C. (3), (7)                      1301 E. Tower Road (Narco Tower)
4343 Commerce Court, L.L.C. (3), (7)                     4343 Commerce Court (The Olympian Office Center)
11039 Gage Avenue, L.L.C. (3), (7)                       11039 Gage Avenue
11045 Gage Avenue, L.L.C. (3), (7)                       11045 Gage Avenue
1401 S. Jefferson, L.L.C. (3), (7)                       1401 S. Jefferson
4100 Madison Street, L.L.C. (3), (7)                     Former owner of 4100 West Madison Street
4160 Madison Street, L.L.C. (3), (7)                     4160-4190 West Madison Street
550 Kehoe Blvd., L.L.C. (3), (7)                         550 Kehoe Blvd.
Wilke - Venture, L.L.C. (3), (7)                         3800 and 3850 North Wilke Road and 3930 Ventura
                                                            Drive (Commerce Point)
LaSalle-Adams, L.L.C. (3), (7)                           208 South LaSalle Street
Two Century Centre, L.L.C. (3), (7)                      1700 East Golf Road (Two Century Centre)
6400 Shafer Court, L.L.C. (3), (7)                       6400 Shafer Court
2100 Swift Drive, L.L.C. (3), (7)                        2100 Swift Drive
2000 York Road, L.L.C. (3), (7)                          2000 York Road (2000 York Brook)
Libertyville Corporate Office Park, L.L.C. (4),
   (7)                                                   Pine Meadows Center
DeKalb Business Park, L.L.C. (4), (7)                    Property under development
Prime Aurora, L.L.C. (4), (7)                            Property under development
Prime Rolling Meadows, L.L.C. (4), (7)                   Property under development
Prime/Beitler Development Company, L.L.C. (4),
   (5), (7)                                              Sole member of Dearborn Center, L.L.C.
Oak Brook Business Center, L.L.C. (6), (7)               None
330 N. Wabash Avenue, L.L.C. (7)                         IBM Plaza
Kimberly East, L.L.C. (4), (7)                           Former owner of certain property under development
BRE/City Center, L.L.C. (7)                              National City Center
33 W. Monroe, L.L.C. (3), (7)                            33 W. Monroe Street
Monroe-Wacker, L.L.C. (4), (7)                           Property under development
Monroe-Wacker Office, L.L.C. (7)                         Property under development
Brush Hill Office Center, L.L.C. (7)                     Brush Hill Office Court
800 Jorie Blvd., L.L.C. (3), (7)                         800-810 Jorie Blvd.
43 Hintz Road, L.L.C. (7)                                43-47 Hintz Road
Phoenix Office, L.L.C. (7)                               Investment in owner of Thistle Landing, Phoenix, AZ
180 Kehoe Blvd., L.L.C. (4), (7)                         Former owner of certain property under development
180 N. LaSalle, L.L.C. (3), (7)                          Owns mortgage note receivables on 180 N. LaSalle
PGR Finance I, Inc. (11)                                 Member of Wilke-Ventura, L.L.C.
PGR Finance II, Inc. (11)                                Member of LaSalle-Adams, L.L.C.
PGR Finance III, Inc. (11)                               Member of Eight of the L.L.C's described above
PGR Finance IV, Inc. (11)                                Member of 371 N. Gary Avenue, L.L.C.
PGR Finance V, Inc. (11)                                 Member of 1699 E. Woodfield Road, L.L.C.

                                     F-49
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
                        Entity                                                 Property
- --------------------------------------------------------------------------------------------------------------
PGR Finance VI, Inc. (11)                                Member of Three of the L.L.C.'s described above
PGR Finance VII, Inc. (11)                               Member of 6400 Shafer Court, L.L.C.
PGR Finance VIII, Inc. (11)                              Limited Partner of 77 West Wacker Limited
                                                            Partnership
PGR Finance IX, Inc. (11)                                Member of 2000 York Road, L.L.C.
PGR Finance X, Inc. (11)                                 Member of Two Century Center, L.L.C.
PGR Finance XI, Inc. (11)                                Member of 180 N. LaSalle, L.L.C.
PGR Finance XII, Inc. (11)                               Member of 33 W. Monroe, L.L.C.
PGR Finance XIII, Inc. (11)                              Member Six of the L.L.C.s described above
PGR Finance XIV, Inc. (11)                               Member of 1051 N. Kirk Road, L.L.C. and 4343
                                                            Commerce Court, L.L.C.
PGR Finance XV, L.L.C. (7)                               Member of Brush Hill Office Center, L.L.C.
PGR Finance XVI, Inc. (11)                               None
PGR Finance XVII, Inc. (11)                              Member of 800 Jorie Blvd., L.L.C.
PGR Finance XXI, L.L.C. (7)                              Member of 2305 Enterprise, L.L.C.
455 Academy Drive, L.L.C. (7)                            Former owner of 455 Academy Drive
33 W. Monroe - I, L.L.C. (7)                             Member of 33 W. Monroe, L.L.C.
Libertyville Corporate Office Park II, L.L.C. (7)        Owner of Vacant Land adjacent to Pine Meadow
                                                            Corporate Office Park
Kimberly West, L.L.C. (7)                                Owner of Vacant Land in Carol Stream, Illinois
2305 Enterprise Drive, L.L.C. (7)                        Owner of 2305 Enterprise Drive
Nashville Office Building I, Ltd. (1) (9)                Former owner of 201 4th Ave. N.
Centre Square II, Ltd. (1) (9)                           Former owner of 625 Gay St.
Old Kingston Properties, Ltd. (1) (9)                    Former owner of 4823 Old Kingston Pike
Triad Parking Company, Ltd. (1) (9)                      Former owner of 398-Unit Parking Facility
330 N. Wabash Mezzanine, L.L.C. (7)                      Member of 330 N. Wabash Avenue, L.L.C.
555 Kirk Road, L.L.C. (7)                                555 Kirk Road
1543 Abbott Drive, L.L.C. (7)                            1543-1547 Abbott Drive
6700 Touhy Avenue, L.L.C. (7)                            6700 Touhy Avenue
77 West Wacker Drive, L.L.C. (7)                         77 West Wacker Drive
Dearborn Center, L.L.C. (4), (7)                         Property under development at the northwest corner of
                                                            State and Adams
33 N. Dearborn SPC, Inc. (11)                            Former member of 33 N. Dearborn, L.L.C.
33 N. Dearborn, L.L.C. (3), (7)                          Former owner of 33 N. Dearborn
1455 Sequoia Drive, L.L.C. (7)                           1455 Sequoia Drive
Pine Meadow, L.L.C. (7)                                  Building E in development in Pine Meadows Corporate
                                                            Office Park
Libertyville Corporate Office Park III, L.L.C. (7)       1000 Technology Way, Building D
7100 Madison, L.L.C. (7)                                 7100 Madison
2000 USG Drive, L.L.C. (7)                               Former owner of Libertyville Business Park, 2000
                                                            USG Drive
800 Jorie Blvd. Mezzanine, L.L.C. (7)                    Member of 800 Jorie Blvd., L.L.C.
475 Superior Avenue, L.L.C. (7)                          Former owner of 475 Superior Avenue
Michigan-Adams, L.L.C. (7)                               Former owner of floors 8-20, the penthouse and
                                                            68.44% of common elements of 122 S. Michigan
Prime Columbus Industrial, L.L.C. (7)                    Former owner of 6 Ohio Properties

                                     F-50
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- ------------------
(1) Represents entities and properties previously owned by the Predecessor and whose operations were included in the Predecessor's combined financial statements.

(2)    These entities have divided the ownership of the related properties.

(3) The Company has an indirect ownership interest in these entities through wholly owned subsidiaries (PGR Finance I-XIV and XVI-XVII, Inc. and 33 N. Dearborn SPC, Inc.).

(4)    These entities own parcels of land that are currently under development.

(5) The Company owns approximately 90% of the entity and the remaining ownership interest has been reflected as minority interest- other at December 31, 1999.

(6)    These subsidiaries currently do not own any property.

(7)    Delaware Limited liability Company

(8)    Illinois Limited Partnership

(9)    Tennessee Limited Partnership

(10)   Illinois General Partnership

(11)   Delaware Corporation

(12)   Illinois Limited Liability Company

                                     F-51